EXHIBIT 10.8
____________, 2005
Ferris, Baker Watts, Inc.
100 Light Street
Baltimore, Maryland 21202
     Re: India Globalization Capital, Inc.
Gentlemen:
     This letter will confirm the agreement of the undersigned to purchase warrants (“Warrants”) of India Globalization Capital, Inc. (“Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of one share of common stock, par value $.0001 per share, of the Company (the ”Common Stock”) and two Warrants, each to purchase a share of Common Stock. The shares of Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company’s IPO, unless Ferris, Baker Watts, Inc. (“FBW”) informs the Company of its decision to allow earlier separate trading.
     Ram Mukunda agrees that on the date hereof he will enter into an agreement or plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with FBW, or, with FBW’s consent, an independent broker-dealer (either, the “Broker”) registered under Section 15 of the Exchange Act which is neither affiliated with the Company or FBW nor part of the underwriting or selling group, pursuant to which the Broker will purchase up to $750,000 of Warrants (or at least 1,071,428 Warrants) in the public marketplace for the undersigned’s account during the twenty trading-day period commencing on the later of (i) the date separate trading of the Warrants commences or (ii) 60 calendar days after the end of the restricted period under Regulation M of the Securities Act, at market prices not to exceed $0.70 per Warrant (“Maximum Warrant Purchase”). The undersigned will instruct the Broker to fill such order in such amounts and at such times as the Broker may determine, in its sole discretion, during the twenty trading-day period described above.
     As of the date hereof, the undersigned represents and warrants that it is not aware of any material nonpublic information concerning the Company or any securities of the Company, and is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The undersigned agrees that while this agreement is in effect, the undersigned shall comply with the prohibition set forth in Rule 10b5-1(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company’s securities. The undersigned further agrees that it shall not, directly or indirectly, communicate any material, nonpublic information relating to the Company or the Company’s securities to any employee of FBW or the Broker. The undersigned does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this agreement or the plan or agreement with the Broker.
     The undersigned may notify FBW that all or part of his respective Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to FBW by the undersigned (a “Designee”)) and, in such event, FBW will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase and to fulfill their Maximum Warrant Purchase in the event that the affiliate or Designee fails to make such payment or purchase.
     The undersigned shall instruct the Broker to make, keep and produce promptly upon request a daily time-sequenced schedule of all Warrant purchases made pursuant to this agreement, on a transaction-by-transaction basis, including (i) size, time of execution and the price of purchase and (ii) the exchange, quotation system or other facility through which the Warrant purchase occurred.
     The undersigned agrees that he shall not sell or transfer the Warrants until after the earlier of a consummation of a merger, capital stock exchange, asset acquisition or other similar business combination involving the Company and acknowledges that, at the option of FBW, the certificates of such Warrants shall contain a legend indicating such restriction on transferability, it being understood that the Warrants purchased will be non-callable by the Company prior to the earlier of the completion of a business combination involving the Company or the distribution of the trust account to the public stockholders, as long as the Warrants are held by the undersigned.

Very truly yours,
/s/ Ram Mukunda
Ram Mukunda

AGREED AND ACCEPTED TO:
FERRIS, BAKER WATTS, INC.

By:	/s/ Scott Bass
	Name:	Scott Bass
	Title:	Vice-President

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